EMPLOYMENT AGREEMENT


	THIS AGREEMENT is entered into as of December 12, 1995, between Fluke Corporation, a Washington corporation ("the Company"), and William G. Parzybok, Jr. ("Employee"), and supersedes the employment agreement dated September 5, 1991.

1.	Employment

	(a) The Company hereby employs Employee to render services to the
Company in 	an executive capacity as Chairman of the Board and Chief
Executive Officer of the 	Company.  This Agreement is cancelable by
action of the Board upon 3 years notice,  	unless such employment is
sooner terminated as hereinafter provided.  Employee 	currently serves
as a member of the Company's Board of Directors (the "Board") and 	the
Company commits to continue nominating Employee for election to the
position of 	Director during the period of employment under this
Agreement.

	(b) Employee hereby accepts employment under this Agreement and agrees
to 	devote his best efforts and substantially full time, attention and
energy to the Business, 	as defined below.  For purposes of this
Agreement, "Business" shall mean those 	activities in which the Company
or any affiliated company (i.e., any corporation or other 	business
entity, or entities, that now or hereafter directly or indirectly
controls, is 	controlled by, or is under common control with, the
Company) is permitted to and does 	engage from time to time during the
period of employment under this Agreement.

	(c)	The Company through the Board shall retain full direction and
control of the 	manner, means and methods by which Employee performs the
services for which he is 	employed hereunder, provided that Employee's
duties and responsibilities shall be of 	substantially the same
character as, or equivalent to, those performed by a Chairman 	of the
Board and Chief Executive Officer.

2.	Compensation

	(a) 	Base Salary - During the period of employment under this Agreement,
	Employee shall be paid an annual base salary payable in bi-weekly
installments in an 	amount equal to the greater of (i) $390,000 or (ii)
such greater amount as the Board 	may from time to time determine.
Employee's base salary shall be reviewed by the 	Board at least annually
and will be adjusted as appropriate and consistent with 	Employee's
position and performance.  Nevertheless, if there is a base salary
reduction 	for all of the Company's other executive officers, Employee's
base salary may be 	reduced but only in an amount not to exceed the
average percentage reduction that is 	applied to all the Company's other
executive officers and in no case shall be reduced 	below $250,000.

	(b) 	Variable Compensation  - During the period of employment under this
	Agreement, Employee shall be eligible for an annual cash bonus under a
plan or 	comparable arrangement of equivalent economic value providing
him with a potential 	bonus of not less than 60% of base salary in the
event that performance standards 	established by the Board are met.

	(c) 	Non-Qualified Stock Option Plan - During the period of employment
under this 	Agreement, Employee shall participate in a Non-Qualified
Stock Option Plan or 	comparable arrangement of equivalent economic
value providing him with an annual 	grant of stock options. The number
of option shares shall be based upon a 	competitive target range of
shares established through the evaluation of 	competitive 	survey data
and may be adjusted by a maximum of plus or minus 50% based upon his
	individual contribution to the Company.  As of the date of this
Agreement, the current 	range of competitive stock options for the
Employee is 15,750 - 26,250 shares.

	(d) 	Supplemental Retirement Income and Pre-Retirement Death Benefit
Plan - 	During the period of employment under this Agreement, Employee
shall participate in 	the Supplemental Retirement Income and Pre-
Retirement Death Benefit Plan or in a 	comparable arrangement of
equivalent economic value.

	(e) 	Other Plans - Employee shall be entitled to be granted benefits
under any other 	incentive or special compensation plans that are made
generally available to the 	Company's executive officers in accordance
with the terms, conditions and procedures 	under such plans.

	(f)	Fringe Benefits - Employee shall be entitled to all fringe benefits
that the 	Company makes generally available to other executive officers,
from time to time.  The 	current fringe benefits include, by way of
example, the following:

		(i)	health and dental insurance
		(ii)	production bonus
		(iii)	retirement program
			 	-  defined benefit plan
			 	-  defined contribution plan
		(iv)	company car
		(v)	financial planning reimbursement
		(vi)	physical exam reimbursement

		Without in any way limiting the foregoing, it is understood that the
Company 	shall provide Employee with certain additional benefits in view
of Employee's executive 	position and his status in the business and
financial community, without regard to 	whether or not such benefits are
provided to other Employees.  The level and nature of 	the fringe
benefits that are provided shall, in general, be no less than those
benefits in 	place at the signing of this Agreement.

	(g) 	Business Expense Reimbursement - Employee shall be reimbursed by
the 	Company for reasonable travel and other business expenses incurred
by Employee in 	the performance of his duties under this Agreement in
accordance with the general 	policy of the Company as set and maintained
by the Board.

	(h) 	Net Economic Benefits - Notwithstanding Sections 2(b) through 2(g),
the Board 	or appropriate Board Committee shall nonetheless retain
complete discretion with 	respect to the adoption, modification,
termination or substitution of any compensation 	plans referred to in
such Sections.  Benefits provided to Employee under this 	Agreement
shall not, however, be reduced by the Company except pursuant to Section
	2(a) without compensating adjustments being made so that the same
approximate net 	economic benefits will be received by the Employee.

(i) 	Withholding - The Company shall be entitled to withhold from
compensation 	such amounts on account of payroll taxes, income taxes and
other similar matters as 	are required to be withheld by applicable law,
rule or regulation of any appropriate 	governmental authority.

3.	Employee's Business Activities

	During the period of employment under this Agreement, Employee may serve as a member of the board of directors of other companies and engage in other outside activities of his choice, provided that Employee provides written notice to the Board of each significant outside activity prior to engaging in such activity and receives approval of the Board, which approval shall not be unreasonably withheld. Employee may not, however, render services to or invest in any business competitive with any existing or contemplated business of the Company except that Employee may make personal investments in securities listed on a national securities exchange or quoted in the Over-the-Counter Market listing of The Wall Street Journal. A material breach of this Agreement will be deemed to have occurred if a violation of this Section is not cured within 30 days after written notification by the Board.

4.	Termination by Company

	(a) 	For Cause - Notwithstanding anything herein to the contrary, the
Board without 	liability may give Notice of Termination (as defined in
Section 10) to Employee for 	cause at any time. The Company shall not be
liable to Employee for any salary or other 	sums hereunder which have
not accrued before the Date of Termination (as defined in 	Section 11).
For purposes of this Agreement, the Company shall have "cause" to
	terminate Employee's employment hereunder upon (i) the willful and
continued failure 	of Employee to substantially perform his duties with
the Company (other than any such 	failure resulting from Employee's
disability as defined in Section 8), after a written 	demand for
substantial performance is delivered to Employee by the Board which
	specifically identifies the manner in which the Board believes the
Employee has not 	substantially performed his duties, and provided that
the Company shall provide 	Employee reasonable opportunity (not less
than two weeks) to cure such conduct, or 	(ii) the willful engaging by
Employee in gross misconduct materially and demonstrably 	injurious to
the Company.  For purposes of this paragraph, no act, or failure to act,
on 	Employee's part shall be considered "willful" unless done, or
omitted to be done, by 	Employee not in good faith and without
reasonable belief that Employee's action or 	omission was in the best
interest of the Company.

	(b) 	Without Cause - Notwithstanding anything herein to the contrary,
the Board may 	give Notice of Termination to Employee for any reason
without cause at any time.  	Employee's sole remedy for such termination
shall be the Severance Benefits set forth 	in Section 7 of this
Agreement.  For the purposes of this Agreement, a termination 	without
cause shall occur upon any of the following events:

		(i)	a reduction by the Company of the Employee's compensation, as				defined
in Section 2, in a manner not permitted by Section 2; or
		(ii)	a material reduction in the level or nature of Employee's status,
title, 			position, authority or responsibility as Chairman of the Board
and Chief 				Executive Officer of the Company; or
		(iii)	the Employee is not elected to serve on the Board of Directors of
the 			Company; or

		(iv)	the Company's requirement that the Employee be based somewhere
	other than where the Employee's office is currently located or within a
50 				mile radius of such location; or
		(v)	the Company's requirement that the Employee travel on Company
	business to an extent substantially in excess of the business travel
	obligations currently required by the Company; or
		(vi)	the Company materially breaches this Agreement; or
		(vii)	a Change of Control of the Company as defined in Section 9.

		In the case of subparagraphs (i) through (vi), the Employee shall give
the 	Company written notice specifically identifying the unsatisfactory
nature of such 	reduction, assignment or breach, and providing a
reasonable opportunity (not to exceed 	two weeks) for cure.  If no cure
shall be effected, Employee may by Notice of 	Termination elect to treat
such action as a termination without cause.  No such notice is 	required
in the case of subparagraph (vii).

5.	Termination by Employee

	In the event of Employee's voluntary termination which shall include retirement pursuant to the Company's retirement program, the Company shall not be liable to Employee for any salary or other sums payable hereunder other than those which have accrued before the Date of Termination except that the following benefits shall be provided as follows:

	(a)	Pension Bridge Period - The Company will keep the Employee on the
payroll as 	a one hour per month employee for a bridging period if such
bridging period, which may 	not exceed 18 months, allows the Employee to
qualify for early retirement (minimum 	age 55 and 15 years of service)
or normal retirement (age 65) pursuant to the terms of 	the Company's
defined benefit Pension Plan.

	(b)	Health and Dental Coverage - If the Employee can qualify for early
	retirement (minimum age 55 and 15 years of service) or normal
retirement (age 65) 	pursuant to the terms of the Company's defined
benefit Pension Plan at the time 	of 	voluntary termination (including
the bridging period if utilized under paragraph (a) 	above), the Company
will pay the Employee's and Employee spouse's health and dental
	insurance coverage until age 65 or until Medicare-eligible, whichever
occurs first.  Other 	qualified dependent health and dental coverage
will be made available to the Employee 	at Company cost.

6.	Benefits Coverage Period

	The Benefits Coverage Period for purposes of this Agreement shall be defined as 36 months unless the Board has previously given notice of cancellation to the Employee pursuant to Section 1(a) in which case the number of months shall be reduced from 36 months by each whole month from the date of the notice of cancellation to the Date of Termination.
In no case shall the Benefits Coverage Period be reduced below 12 months.

7.	Severance Benefits

	In the event of the termination (including death or disability as defined in Section 8) of Employee's employment hereunder, other than pursuant to Sections 4(a) or 5, the Company agrees to pay Employee (or his beneficiary) the Severance Benefits defined in this Section.
Employee has no obligation to mitigate Severance Benefits paid under this Agreement but if the Employee accepts employment while receiving Severance Benefits hereunder, any Severance Benefits under Section 7(b) which exceed one year of annual cash compensation will be reduced by the actual cash compensation received by Employee from his new employer.
Such repayment of cash compensation by the Employee to the Company would only relate to cash compensation by the Employee beginning in the thirteenth month after the Date of Termination during concurrent monthly periods and ending at the end of the Benefits Coverage Period. No such reduction is applicable if the termination is pursuant to a Change of Control.

	(a) 	Variable Compensation - Variable compensation shall be paid before
the Date 	of Termination in an amount equal to 60% of base salary as
prorated based upon the 	number of days in the performance period or
periods up to and including the Date of 	Termination divided by the
total number of days in the performance period or periods.

	(b)	Cash Compensation - The Company shall pay to the Employee before the
Date 	of Termination a lump sum amount in cash equal to three times the
Employee's annual 	cash compensation, unless the Benefits Coverage
Period is less than 36 months in 	which case the lump sum amount would
be reduced by multiplying such lump sum 	amount by a fraction in which
the numerator is the Benefits Coverage Period and the 	denominator is
36.  Annual cash compensation for purposes of this Agreement shall be
	the average cash compensation paid to or accrued for the Employee which
is 	attributable to the last three complete fiscal years prior to the
Date of Termination and 	would include but is not limited to base
salary, variable compensation and the 	production bonus.

	(c) 	Non-Qualified Stock Option Plan - Subject to the terms of any Non-
Qualified 	Stock Option Plan adopted by the Company, Employee will have
the right to exercise 	any such stock options for the Benefits Coverage
Period.  In the case of a Change of 	Control where the Company is not
the surviving entity, the Employee shall at the Date 	of Termination be
given the choice to either accept replacement stock options of the
	surviving entity or receive a lump sum payment in cash equal to the
gain (the difference 	between the fair market value of the stock of the
Company at the Date of Termination 	and the exercise price of the stock
options) as if the Employee had exercised his stock 	options at the Date
of Termination.

	(d) 	Supplemental Retirement Income and Pre-Retirement Death Benefit
Plan - A 	full annual contribution shall be made to the Supplemental
Retirement Income and Pre-	Retirement Death Benefit Plan or comparable
plan in the year of termination and upon 	the Employee's request the
full balance in the Employee's account shall be paid in a 	lump sum at
the Date of Termination.

	(e)  	Fringe Benefits

		(i)	health, dental, and life insurance - Coverage shall continue for the
			Benefits Coverage Period.   If the Employee accepts a job with another
	company during the Benefits Coverage Period, the Company may 				reduce
coverage under this subparagraph to the extent that the Employee is
	receiving comparable coverages.  Term life insurance comparable to the
	pre-retirement death benefit payable under the Supplemental 					Retirement
Income and Pre-Retirement Death Benefit Plan shall be 				provided to the
Employee for the Benefits Coverage Period.

		(ii)	accrued production bonus - The bonus will cease to accrue as of the
			Date of Termination.  The accrued bonus shall be paid at the Date 				of
Termination in an amount equal to the same percentage of base salary
	utilized in the payment of the production bonus for the immediately
	preceding semi-annual production bonus period as prorated based upon
	the number of days in the production bonus period up to and including
the 			Date of Termination divided by the total number of days in the
production 				bonus period.

		(iii)	defined benefit plan - Benefits will cease to accrue as of the
Date of 			Termination.  The defined benefit plan will pay the accrued
benefit pursuant 			to the terms of the defined benefit plan document and
the Company will pay 			a lump sum benefit at the Date of Termination
equal to the difference between 			the lump sum value of the accrued
retirement benefit as of the Date of 				Termination and the lump sum value
of the accrued retirement benefit as if the 			Employee had continued to
accrue benefits for the Benefits Coverage Period, 			assuming no change in
the Employee's compensation were to occur following 			the Date of
Termination.  The lump sum value of the accrued retirement benefits
	shall be computed utilizing the actuarial assumptions and interest rate
		assumptions pursuant to the Company's defined benefit pension plan at
the 			Date of Termination.

		(iv)	defined contribution plan - Benefits will cease to accrue as of the
Date 			of Termination.  The defined contribution plan will pay the
accrued benefit 			pursuant to the terms of the defined contribution plan
document and the 				Company will pay a lump sum amount at the Date of
Termination equal to $500 			for each year or partial year for the
Benefits Coverage Period.

	(f) 	Elections - All choices or options for payment must be made in
writing by the 	Employee and delivered to the Corporate Secretary within
10 days after Notice of 	Termination.

	(g) 	Escrow - Upon the occurrence of an Anticipated Change in Control of
the 	Company, and upon Employee's written request, the Company shall
within two 	business days deposit in an escrow account with a financial
institution reasonably 	acceptable to Employee (the "Escrow Agent"), an
amount equal to the maximum 	severance benefits payable by the Company
as a lump sum under this Section 7 	(assuming an election in Section
7(c) to receive a lump sum payment in cash), to 	hold as security for
the Company's obligations under this Agreement.  Employee and 	the
Company agree to execute the Escrow Agent's standard form of escrow
agreement 	providing that benefits in the event of any dispute will be
paid in accordance with a 	determination made under Section 17(b) of
this Agreement.  As used in this 	Agreement, an "Anticipated Change in
Control" shall be deemed to occur if an event 	takes place which
indicates a reasonable probability that a Change of Control as 	defined
in Section 9 is likely to occur.

		If the Anticipated Change in Control occurs but within a reasonable
time a 	Change of Control does not take place, the escrowed funds shall
be repaid and 	released to the Company upon written notice to the Escrow
Agent by the Company and 	Employee.  If a Change of Control occurs, the
Escrow Agent shall immediately pay all 	the escrowed funds to the
Employee except in the case where the Employee 	chooses to exercise his
election under Section 7(c) to receive replacement stock 	options, the
escrowed funds representing the lump sum payment in cash of the stock
	options shall be returned to the Company.

8.	Disability

	Termination by the Company of employment based on "Disability" shall mean termination because of the Employee's absence from duties with the Company on a full-time basis for one hundred eighty (180) consecutive days as a result of incapacity due to physical or mental illness.
During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full base salary at the rate then in effect and incentive compensation payable with respect to such period until his employment is terminated for Disability, provided that, after such termination, the Employee in addition to the severance benefits of
Section 7 shall be entitled to such other benefits as would otherwise be due to him under any long-term disability insurance or other coverage provided by the Company. If the Company so requests, the Employee shall be examined by a doctor of his choosing and shall submit to an examination by a doctor of the Company's choosing, and each doctor shall certify whether the Employee's failure to perform his duties is due to physical or mental illness. If the doctors of the Employee and the Company do not agree, then the two doctors shall jointly select a third doctor whose determination shall be accepted by both parties. All costs associated with the doctors' certifications shall be borne by the Company.

9.	Change of Control

	For purposes of this Agreement, a Change of Control shall be deemed to occur:

	(a)	Upon the date the Company is informed by receiving a report on
Schedule 13D 	of the Exchange Act or similar report that any person (as
such term is used in sections 	13(d) and 14(d)(2) of the Securities
Exchange Act of 1934, as amended ["the 	Exchange Act"]), together with
such person's Affiliates and Associates as defined in 	Rule 12b-2 of the
Exchange Act, is or has become the "beneficial owner" (as defined in
	Rule 13d-3 of the Exchange Act; provided, that a person shall not be
deemed to 	beneficially own securities acquired pursuant to the Employee
Stock Purchase Plan of 	the Company or other plans generally applicable
to employees, officers or Directors of 	the Company), directly or
indirectly, of securities of the Company representing 25% or 	more of
the combined voting power of the Company's then outstanding securities,
	except that there will not be a Change of Control as the result of an
acquisition of 	securities by the Company, which by reducing the number
of shares outstanding, 	increases the proportionate number of shares
beneficially owned by any person to 25% 	or more of the securities of
the Company then outstanding; provided, however, that if a 	person
becomes the beneficial owner of 25% or more of the securities of the
Company 	then outstanding by reason of share purchases by the Company
and shall, after such 	share purchases by the Company, become the
beneficial owner of any additional 	securities of the Company, then a
Change of Control will occur unless such person 	disposes of such
additional securities of the Company within 10 days, or

	(b)	Upon the first purchase of the Company's Common Stock pursuant to a
tender 	or exchange offer (other than a tender or exchange offer made by
the Company) 	seeking to acquire securities representing 25% or more of
the combined voting power 	of the Company's then outstanding securities,
or

	(c)	Upon the first date on which Continuing Directors, as defined in
Article VI of the 	Company's Articles of Incorporation, cease for any
reason to constitute at least a 	majority of the Board of Directors, or

	(d)	The Company is merged or consolidated with another corporation and
as a result 	of such merger or consolidation less than 75% of the
outstanding voting securities of 	the surviving or resulting corporation
shall then be owned in the aggregate by the 	former stockholders of the
Company, or

	(e)	The Company transfers substantially all of its assets to another
corporation 	which is not a wholly owned subsidiary of the Company.


10.	Notice of Termination

	Any purported termination by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. In the case of a termination resulting from a Change of Control, no such Notice of Termination is required.

11.	Date of Termination

	"Date of Termination" shall mean (a) if employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given,
(b) if employment is to be terminated by the Company for Cause, the date on which a Notice of Termination is given, (c) if employment is to be terminated as a result of a Change of Control, the date of occurrence of such Change of Control, and (d) if employment is to be terminated by the Employee or by the Company for any other reason, the date specified in the Notice of Termination, which shall be a date no earlier than ninety
(90) days after the date on which a Notice of Termination is given, unless an earlier date has been agreed to by the party receiving the Notice of Termination either in advance of, or after, receiving such Notice of Termination. Notwithstanding anything in the foregoing to the contrary, if the party receiving the Notice of Termination has not previously agreed to the termination, then within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by the arbitrators in a proceeding as provided in Section 17(b) hereof.

12.	Payment Obligations Absolute

	The Company's obligations to pay the Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off (except that the Company shall be entitled to withhold from compensation such amounts on account of payroll taxes, income taxes and other similar matters as are required to be withheld by applicable law, rule or regulation of any appropriate governmental authority), counterclaim, recoupment, defense or other right which the Company or any of its subsidiaries may have against him.
 All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part.

13.	Non-Competition

	During the Benefits Coverage Period, Employee agrees that he will not, directly or indirectly, as principal, agent, owner, employee, or otherwise engage in direct and substantial competition with the Company in the United States. The Employee may request in writing a determination by the Board that a proposed occupation will not constitute direct and substantial competition with the Company and such determination shall not be unreasonably withheld. Direct and substantial competition with the Company shall be limited to what would be competitive at the Date of Termination. This section shall not apply to a termination resulting from a Change of Control.

14.	Assignment and Transfer

	Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer, or delegation shall be void. Employee's rights hereunder shall not be subject to anticipation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, sell, assign, pledge, encumber or charge the same shall be void.

15.	Insurance and Indemnity

	(a) 	During Period of Employment - The Company shall, to the extent
permitted by 	law, include Employee during his period of employment
under a directors and officers 	liability insurance policy maintained
for its directors and officers, with coverage at least 	as favorable to
Employee in amount and every other material respect as the coverage 	of
other directors and officers covered thereby.  The Company shall
indemnify and hold 	the Employee harmless to the fullest extent
authorized by the Company's Articles of 	Incorporation and Bylaws and no
less favorable than the Company's other executive 	officers.

	(b) 	After Termination of Employment - The Company's obligation to
provide 	insurance and indemnify Employee under this Section 15 shall
survive expiration or 	termination of this Agreement with respect to
proceedings or threatened proceedings 	based on acts or omissions of
Employee occurring during Employee's employment with 	the Company or
with any affiliated company.  Such obligations shall be binding upon
	the Company's successors and assigns and shall inure to the benefit of
Employee's 	heirs and personal representatives.

16.	Confidential Information

	The Employee shall not at any time during the period of his employment or thereafter, except as required in the course of his employment with the Company or as authorized in writing by the Board of Directors of the Company, directly or indirectly use, disclose, disseminate, or reproduce any Confidential Information. All notes, notebooks, memoranda and similar repositories of information ("Items") containing or relating in any way to Confidential Information shall be the property of the Company. All such Items made or compiled by Employee or made available to Employee during Employee's employment with the Company, including all copies thereof, shall be delivered to the Company by Employee upon termination of his employment with the Company or at any other time upon request of the Company. "Confidential Information" means information not generally known relating to the business of the Company or any third parties that is contributed to, developed by, disclosed to, or known to Employee in his course of employment by the Company, including but not limited to customer lists, specifications, data, research, test procedures and results, know-how, services used, and information regarding past, present, and prospective plans and methods of purchasing, accounting, engineering, business, marketing, merchandising, selling and servicing used by the Company.

17.	Miscellaneous

	(a) 	Governing Law - This Agreement shall be governed by and construed
according 	to the laws of the State of Washington.

	(b) 	Dispute Resolution - The parties agree to work together in good
faith to resolve 	any dispute arising under this Agreement, and to
explore resolution of the dispute 	through methods of alternative
dispute resolution.  If the parties are unable to resolve a 	dispute, it
shall be settled by arbitration in Seattle, Washington, in accordance
with the 	Commercial Arbitration Rules of the American Arbitration
Association then in effect.  	However, if an event takes place which
indicates a reasonable probability that a 	Change of Control as defined
in Section 9 is likely to occur, or a Change of Control as 	defined in
Section 9 occurs, Employee may proceed with litigation without any
	necessity of pursuing arbitration or alternative dispute resolution.
Additionally, if both 	parties agree that neither arbitration nor any
other method of alternative dispute 	resolution is suitable to resolve
the dispute, they may proceed with litigation.  Judgment 	upon any award
may be entered in any court having jurisdiction over the subject matter
	of the dispute.  Notwithstanding the pendency of any such dispute or
controversy, the 	Company will continue to pay Employee his full
compensation in effect when the notice 	giving rise to the dispute was
given (including, but not limited to, base salary and 	continued
participation in all compensation, benefit and insurance plans in which
	Employee was participating when the notice giving rise to the dispute
was given), until 	the dispute is finally resolved.

	(c) 	Attorneys Fees  - In the event any suit or proceeding is instituted
by one party 	against the other arising out of this Agreement, the
prevailing party shall be entitled to 	recover its attorneys fees and
expenses of litigation or arbitration.

	(d) 	Rights Cumulative  - The rights and remedies provided by this
Agreement are 	cumulative, and the exercise of any right or remedy by
either party hereto (or by its 	successor), whether pursuant to this
Agreement or to law, shall not preclude or waive 	its right to exercise
any or all other rights and remedies.  The rights and remedies 	herein
are cumulative to any other rights the parties hereto may have by law,
statute, 	ordinance, or otherwise.

	(e) 	Nonwaiver - No failure or neglect of either party hereto in any
instance to 	exercise any right, power, or privilege hereunder or under
law shall constitute a waiver 	of any other right, power, or privilege
or of the same right, power, or privilege in any 	other instance.  All
waivers by either party hereto must be contained in a written
	instrument signed by the party to be charged and, in the case of the
Company, by a 	duly authorized officer other than Employee.

	(f) 	Entire Agreement - This Agreement contains the entire understanding
between 	the parties hereto and supersedes any prior written or oral
agreements between them 	respecting the subject matter hereof between
the parties hereto.  There are no 	representations, agreements,
arrangements, or understandings, oral or written, 	between and among the
parties hereto relating to the subject matter hereof which are 	not
fully expressed herein.

	(g) 	Amendment - This Agreement may be amended only by a writing signed
by 	Employee and by a duly authorized representative of the Company
other than 	Employee.

	(h) 	Severability - If any term, provision, covenant, or condition of
this Agreement, or 	the application thereof to any person, place or
circumstance, shall be held by a court of 	competent jurisdiction to be
invalid, unenforceable, or void, the remainder of this 	Agreement and
such term, provision, covenant, or condition as applied to other
	persons, places and circumstances shall remain in full force and effect.

	(i) 	Headings  - The headings and captions of this Agreement are
provided for 	convenience only and are intended to have no effect in
construing or interpreting this 	Agreement.

	(j) 	Notices - Any notice, request, consent, or approval required or
permitted to be 	given under this Agreement or pursuant to law shall be
sufficient if in writing, and 	personally delivered to Employee or by
registered or certified mail to Employee's 	residence (as noted in the
Company's records), or if personally delivered to the 	Company's
Corporate Secretary at the Company's principal office, as the case may be.

	(k) 	Parachute Payment Limitation - Notwithstanding any other provisions
of this 	Agreement, if any severance benefits under Section 7 of this
Agreement are 	characterized as "Excess Parachute Payments" under
Section 280G of the Internal 	Revenue Code of 1986 (the "Code"), then
the following rules shall apply:

		(i)	The Company shall compute the net value to the Employee of all such
	severance benefits after reduction for the excise taxes imposed by Code
				Section 4999 and for any normal income taxes that would be imposed on
	Employee if such severance benefits constituted Employee's sole taxable
			income.
		(ii)	The Company shall next compute the maximum amount of severance
	benefits that can be provided without any benefits being characterized
as 				Excess Parachute Payments and reduce the result by the amount of any
normal 			income taxes that would be imposed on Employee if such reduced
severance 			benefits constituted Employee's sole taxable income.

If the result derived in subparagraph (i) is greater than the result derived in subparagraph (ii), then the Company shall pay Employee the full amount of severance benefits without reduction. If the result derived from subparagraph (i) is not greater than the result derived in subparagraph (ii), then the Company shall pay the Employee the maximum amount of severance benefits that can be provided without any benefits being characterized as Excess Parachute Payments.

	IN WITNESS WHEREOF, the parties hereto have subscribed their names this 3rd day of January, 1996.

	COMPANY:                             EMPLOYEE:
	FLUKE CORPORATION

	/s/ Douglas G. McKnight              /s/ William G. Parzybok, Jr.
	Officer                              William G. Parzybok, Jr.

	Vice President, General Counsel
	Title